Exhibit 1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints J. Frank Harrison, Jr., J. Frank Harrison, III, Reid M. Henson, Henry W. Flint, Sean M. Jones and L. Thomas McLean, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign forms and documents required by Section 13 of the Securities Exchange Act of 1934 with respect to the undersigned’s ownership of stock in Coca-Cola Bottling Co. Consolidated (including without limitation the Schedule 13D to be filed with the Securities and Exchange Commission), to sign the Agreement Regarding Joint Filing of Statement on Schedule 13D, to sign any and all amendments to such Schedule 13D and such Agreement Regarding Joint Filing of Statement on Schedule 13D, and to file the same with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Each of the undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 13 of the Securities Exchange Act of 1934. This Power of Attorney is valid and effective until the undersigned is no longer required to file forms with respect to Section 13 of the Securities Exchange Act of 1934 with respect to the undersigned’s holdings of and transactions in securities issued by Coca-Cola Bottling Co. Consolidated, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

/s/ J. FRANK HARRISON, JR.	[SEAL]
J. Frank Harrison, Jr.

/s/ J. FRANK HARRISON, III	[SEAL]
J. Frank Harrison, III

/s/ REID M. HENSON	[SEAL]
Reid M. Henson

J. FRANK HARRISON FAMILY, LLC

By:	/s/ J. FRANK HARRISON, JR.	[SEAL]
J. Frank Harrison, Jr. Chief Manager

JFH FAMILY LIMITED PARTNERSHIP—FH1

By:    J. Frank Harrison Family, LLC,
          its general partner

By:	/s/ J. FRANK HARRISON, JR.	[SEAL]
J. Frank Harrison, Jr. Chief Manager

Date: October 9, 2002

JFH FAMILY LIMITED PARTNERSHIP—SW1

By:    J. Frank Harrison Family, LLC,
          its general partner

By:	/s/ J. FRANK HARRISON, JR.	[SEAL]
J. Frank Harrison, Jr. Chief Manager

JFH FAMILY LIMITED PARTNERSHIP—DH1

By:    J. Frank Harrison Family, LLC,
          its general partner

By:	/s/ J. FRANK HARRISON, JR.	[SEAL]
J. Frank Harrison, Jr. Chief Manager